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                                  EXHIBIT 4.2


                                AMENDMENT NO. 1
                             TO THE CERADYNE, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN

     The following amendment to the 1995 Employee Stock Purchase Plan of Ceradyne, Inc., a Delaware corporation (the "Company"), was duly adopted by the Board of Directors on March 26, 2001.

     The first sentence of Section 3 of the Company's 1995 Employee Stock Purchase Plan is hereby amended to read as follows:

               "An aggregate of 250,000 shares of Common Stock, $.01 par value, of the Company may be sold under the Plan."